Exhibit 99.1

Mach Natural Resources LP Announces Successful Completion of Refinancing Transaction

OKLAHOMA CITY, Oklahoma, February 27, 2025 – Mach Natural Resources LP (NYSE: MNR) (“Mach” or the “Company”) today announced the successful closing of a senior secured reserve-based revolving credit facility (the “New Credit Facility”) with a syndicate of ten banks, including Truist Bank as administrative agent and collateral agent. The New Credit Facility has an initial borrowing base of $750 million.

Mach used borrowings under the New Credit Facility—along with proceeds from the Company’s recent public equity offering and cash on hand—to repay in full the amounts outstanding under and terminate both the existing term loan credit agreement with Texas Capital Bank as administrative and collateral agent and Chambers Energy Management, LP, as the loan commitment arranger, as well as the existing senior secured revolving credit agreement with MidFirst Bank as the administrative agent.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Mach Natural Resources LP

Investor Relations Contact: ir@machnr.com

About Mach Natural Resources LP

Mach Natural Resources LP is an independent upstream oil and gas Company focused on the acquisition, development and production of oil, natural gas and NGL reserves in the Anadarko Basin region of Western Oklahoma, Southern Kansas and the panhandle of Texas. For more information, please visit www.machnr.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. All statements, other than statements of historical fact included in this release regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements When used in this release, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information as to the outcome and timing of future events at the time such statement was made. Such statements are subject to a number of assumptions, risk and uncertainties, many of which are beyond the control of the Company. These include, but are not limited to, commodity price volatility; the impact of epidemics, outbreaks or other public health events, and the related effects on financial markets, worldwide economic activity and our operations; uncertainties about our estimated oil, natural gas and natural gas liquids reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; the concentration of our operations in the Anadarko Basin; difficult and adverse conditions in the domestic and global capital and credit markets; lack of transportation and storage capacity as a result of oversupply, government regulations or other factors; lack of availability of drilling and production equipment and services; potential financial losses or earnings reductions resulting from our commodity price risk management program or any inability to manage our commodity risks; failure to realize expected value creation from property acquisitions and trades; access to capital and the timing of development expenditures; environmental, weather, drilling and other operating risks; regulatory changes, including potential shut-ins or production curtailments mandated by the Railroad Commission of Texas, the Oklahoma Corporation Commission and/or the Kansas Corporation Commission; competition in the oil and natural gas industry; loss of production and leasehold rights due to mechanical failure or depletion of wells and our inability to re-establish their production; our ability to service our indebtedness; any downgrades in our credit ratings that could negatively impact our cost of and ability to access capital; cost inflation; political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, the war in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, malicious software, data privacy breaches by employees, insider or other with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; and risks related to our ability to expand our business, including through the recruitment and retention of qualified personnel. Please read the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including “Risk Factors” in the Company’s Annual Report on Form 10-K, which is on file with the SEC, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements.

As a result, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.